UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2014
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.    Submission of Matters to a Vote of Security Holders.
(a)      We held our annual meeting of stockholders on April 29, 2014 (the “Annual Meeting”); 133,074,265 shares of common stock were entitled to be voted; 119,058,835 shares were voted in person or by proxy.
(b)      At the Annual Meeting, K’Lynne Johnson, William H. Powell and Vincent R. Volpe, Jr. were each duly nominated for, and elected by the stockholders to our Board of Directors (the “Board”). These individuals will serve on our Board along with Pierre Brondeau, Dirk A. Kempthorne, Robert C. Pallash, Eduardo E. Cordeiro, Peter D’Aloia, C. Scott Greer and Paul J. Norris, each of whose terms continued after the Annual Meeting. The number of votes cast for, against, abstained, and the number of broker non-votes with respect to each nominee is set forth below:

Nominee	For	Withhold	Abstain	Broker Non-Votes
K’Lynne Johnson	113,161,541	207,585	625,261	5,064,448
William H. Powell	113,026,205	248,478	719,704	5,064,448
Vincent R. Volpe, Jr	112,499,839	479,707	1,014,841	5,064,448

(c)
At the Annual Meeting, the stockholders also voted on the ratification of the Audit Committee’s approval for the continuing service of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The number of votes cast for, against and abstained with respect to this proposal is set forth below:

For	Against	Abstain
116,679,478	2,024,612	354,745

(d)
At the Annual Meeting, the stockholders also voted, in a non-binding advisory vote, to approve the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The number of votes cast for, against and abstained, and the number of broker non-votes, with respect to this proposal is set forth below:

For	Against	Abstain	Broker Non-Votes
107,060,886	6,469,438	464,063	5,064,448

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

Date: April 30, 2014	By:	S/ ANDREA E. UTECHT
Andrea E. Utecht Executive Vice President, General Counsel and Secretary